Exhibit 4.1

THE OFFER AND SALE OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, INCLUDING PURSUANT TO RULE 144 UNDER THE ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(a)(7) OF THE ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4[a](1) AND A HALF SALE.” NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

NEOVOLTA, INC.

WARRANT TO PURCHASE SHARES

OF COMMON STOCK

THIS CERTIFIES THAT, for value received, [___________] and its assignees (the “Holder”) are entitled to subscribe for and purchase up to [_____ duly authorized, validly issued, fully paid and non-assessable shares of the common stock, par value $0.001 per share (“Common Stock”) (as adjusted pursuant to Section 4 hereof, the “Shares”), of NeoVolta, Inc., a Nevada corporation (the “Company”), at the price of $[3.30] per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Exercise Price”), upon the terms and subject to the conditions set forth herein. This Warrant to Purchase Shares of Common Stock is issued pursuant to that certain Loan, Security and Guaranty Agreement, dated as of September 4, 2026 (as the same may be amended, restated or otherwise modified from time to time, the “Loan Agreement”), by and among ROHO Capital Opportunity Fund LLC, as lender, Monroe Capital Management Advisors, LLC, as administrative agent, Horizon Technology Finance Corporation, as collateral agent and lender, and the Company, as borrower.

As used herein, (a) the term “Date of Grant” shall mean September [__], 2026, (b) the term “Warrant” shall mean this Warrant to Purchase Shares of Common Stock and any other warrant of like tenor issued in substitution or exchange for this Warrant to Purchase Shares of Common Stock (whether upon transfer, partial exercise or otherwise in lieu of this Warrant), (c) the term “Other Warrants” shall mean, collectively, any other Warrant to Purchase Shares of Common Stock issued by the Company pursuant to the Loan Agreement, together with any other warrants of like tenor issued in substitution or exchange therefor (whether upon transfer, partial exercise or otherwise in lieu of any such warrant) and (d) the term “Warrants” shall mean this Warrant and the Other Warrants, collectively, unless the context clearly requires otherwise.

1.       Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through 5:00 p.m. (New York City time) on the date (the “Expiration Date”) that is the five (5) year anniversary of the Date of Grant.

2.       Method of Exercise; Payment; Issuance of New Warrant.

(a)       Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, at any time and from time to time, at the election of the Holder, by delivering to the Company (by electronic mail or otherwise in accordance with Section 13) written notice of such exercise substantially in the form attached hereto as Exhibit A (an “Exercise Notice”), together with payment to the Company, by certified or bank check or by wire transfer to the account set forth in Exhibit B or such other account as the Company may designate by written notice to the Holder (a “Wire Transfer”), of an amount equal to (x) the then applicable Exercise Price multiplied by (y) the number of Shares then being purchased, or by making an appropriate notation in the notice of exercise indicating that the aggregate Exercise Price is being satisfied through a Cashless Exercise (as defined below). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any notice of exercise be required. The “Exercise Date” in respect of each exercise of this Warrant shall be defined as the date that the notice of exercise in respect of such exercise, duly completed, is delivered to the Company in accordance with the terms hereof.

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(b)       In the event of any exercise of the purchase rights represented by this Warrant in accordance with the terms hereof, the Shares so purchased shall be delivered by the Company, (i) in the case of an exercise at a time when any of the Unrestricted Conditions (as defined below) is met as of the Exercise Date in respect of the Shares issuable upon such exercise, by causing the Company’s designated transfer agent (“Transfer Agent”) to electronically transmit the Shares issuable upon such exercise to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company (“DTC”), through its Deposit/Withdrawal at Custodian (“DWAC”) system, as specified in the relevant notice of exercise, no later than the later of (x) one (1) Trading Day (or, if less, the number of Trading Days then comprising the Standard Settlement Period (as defined below)) after the relevant Exercise Date and, (y) in the case of a Cash Exercise, one (1) Trading Day (or, if less, the number of Trading Days then comprising the Standard Settlement Period) after the date the applicable aggregate Exercise Price is received by the Company, or (ii) in the case of an exercise at a time when the Shares issuable upon such exercise are required to bear a restrictive legend pursuant to Section 6 because none of the Unrestricted Conditions is met in respect thereof (or if requested by the Holder in lieu of delivery pursuant to clause (i) of this paragraph), issue and dispatch by overnight courier to the address as specified in the notice of exercise, a certificate, registered in the name of the Holder or its designee, for the number of Shares to which the Holder is entitled pursuant to such exercise, within the later of (x) five (5) Trading Days after the relevant Exercise Date and, (y) in the case of a Cash Exercise, two (2) Trading Days after the date the applicable aggregate Exercise Price is received by the Company; provided, that with the consent of the Holder, in lieu of the Company delivering certificates representing such Shares, the Transfer Agent shall electronically credit such Shares by book-entry in the name of the Holder (or its designee) on the books and records of such Transfer Agent and deliver a statement thereof to the Holder.

(c)       For purposes hereof, (a) “Standard Settlement Period” means the standard settlement period for equity trades effected by U.S. broker-dealers, expressed in a number of Trading Days, as in effect on the applicable date; (b) “Trading Day” means any day on which shares of Common Stock are traded for any period on the Nasdaq Capital Market, or if the Common Stock is no longer listed on the Nasdaq Capital Market, on the other United States securities exchange or market on which the Common Stock is then being principally traded (and if the Common Stock is not so listed or traded, then “Trading Day” means a Business Day (as defined in the Loan Agreement)); and (c) “Delivery Period” means, in respect of each exercise of the Holder’s purchase right hereunder, the period commencing on the delivery of a duly completed notice of exercise in respect of such exercise and ending on the deadline for delivery of the Shares issuable in respect of such exercise, as set forth in Section 2(b).

(d)       Upon the exercise of this Warrant or any part hereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel, if applicable, to assure that the Transfer Agent shall transmit to the Holder in accordance with this Section 2 the number of Shares issuable upon such exercise. The Company warrants that such Shares will be free-trading and freely transferable if any of the Unrestricted Conditions is met as of the Exercise Date. Upon the delivery of a notice of exercise in accordance with Section 2(a) and, in the case of a Cash Exercise, delivery of the applicable aggregate Exercise Price, the Holder shall be deemed for purposes of dividends, distributions, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable securities laws to have become the holder of record of the Shares with respect to which this Warrant has been exercised, irrespective of the date such Shares are credited to the Holder’s or its designee’s DTC account or the date of delivery of the certificates evidencing such Shares, as the case may be. The Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Shares available, or that may become available, hereunder and this Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days following the date the final notice of exercise is delivered to the Company. Execution and delivery of a notice of exercise with respect to a partial exercise shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Shares. The Holder and the Company shall maintain records showing the number of Shares purchased and the remaining number of Shares. The Holder and any assignee of the Holder, by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following the purchase of a portion of the Shares hereunder, the number of Shares available for purchase hereunder at any given time may be less than the amount stated herein.

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(e)       In addition to any other rights or remedies available to the Holder hereunder or otherwise at law or in equity, if the Company fails to cause its Transfer Agent to deliver to the Holder all of the applicable Shares pursuant to an exercise of this Warrant on or before the last day of the Delivery Period in respect of such exercise, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder or Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Shares that the Holder was entitled to receive upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Shares that the Company was required to deliver to the Holder in connection with the exercise on or before the last day of such Delivery Period, by (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of this Warrant and equivalent number of Shares for which such exercise was not timely honored (and refund the Exercise Price therefor, to the extent paid by the Holder), or deliver to the Holder the number of Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise to cover the sale of Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief, with respect to the Company’s failure to timely deliver the shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

3.       Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved exclusively for issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant in full, assuming that the Exercise Price is satisfied in cash.

4.       Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)       Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Exercise Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(b)       Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to its Common Stock payable in Common Stock, then the Exercise Price shall be reduced, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution provided for in Section 4(a)), then, in each such case, provision shall be made by the Company such that the Holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Shares as of the record date fixed for the determination of the stockholders of the Company entitled to receive such dividend or distribution. For the avoidance of doubt, if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its capital stock (the “Purchase Rights”), and such grant, issuance or sale does not result in a dividend or distribution resulting in an adjustment pursuant to this Section 4(b), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon exercise in full of this Warrant (assuming the Exercise Price is satisfied in cash) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

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(c)       Fundamental Transactions.

(i)          If at any time prior to the expiration of this Warrant, (i) there shall be any reclassification, share exchange or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or such class is otherwise converted into, or exchanged for, other securities, cash or property (other than as a result of a transaction covered by Section 4(a) or 4(b)); (ii) the Company effects any merger or consolidation of the Company with or into another entity (other than a merger with another entity (x) in which the Company is the acquiring and the surviving entity, (y) which does not result in any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant and (z) which does not result in the Company being owned by a parent entity or the stockholders immediately prior to such merger or consolidation not owning, directly or indirectly, at least fifty percent (50%) of the voting power of the capital stock of the Company following such merger or consolidation), (iii) the Company consummates a sale of all or substantially all of the assets of the Company, (iv) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (v) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) (each, a “Fundamental Transaction”), then, in each such case, the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Shares then issuable upon exercise in full of this Warrant (including any distributions or Purchase Rights to which the Holder would then be entitled in accordance with Section 4(b)) without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 below or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction type. If the Company undertakes a Fundamental Transaction in which the Company is not the surviving entity and the Alternate Consideration includes securities of another Person, then the Company shall provide that, prior to or simultaneously with the consummation of such Fundamental Transaction, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as the Holder is entitled to receive in accordance with the foregoing provisions, and to assume the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type. Notwithstanding the foregoing, a “Fundamental Transaction” shall not include (a) any transaction effected solely for the purpose of changing the jurisdiction of incorporation or formation of the Company, or (b) any internal reorganization or restructuring among the Company and its wholly-owned subsidiaries that does not result in a change in the beneficial ownership of the Company’s capital stock.

(ii)          Notwithstanding anything to the contrary contained herein, in the event of a Fundamental Transaction (other than any transaction effected solely for the purpose of changing the jurisdiction of incorporation of the Company), the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, that in the case of a Fundamental Transaction that is not within the Company’s control and is not approved by the Company’s board of directors, the Holder shall only be entitled to receive from the Company or any Successor Entity consideration (having a value equal to the Black Scholes Value) in the same type or form of consideration (including the same choice as to form) as the holders of Common Stock are entitled to receive in such Fundamental Transaction.

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(iii)          “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date, (B) an expected volatility equal to the greater of (i) 100% and (ii) the 100 day volatility, each obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the greater of (x) the last Volume Weighted Average Price (as defined below) immediately prior to the public announcement of such Fundamental Transaction and (y) the last Volume Weighted Average Price immediately prior to the consummation of such Fundamental Transaction (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five (5) Trading Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 4(c) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent Fundamental Transaction.

(iv)          The Company shall cause any Person acquiring the Company’s assets or capital stock in a Fundamental Transaction or any successor entity resulting from a Fundamental Transaction in which the Company is not the survivor (the “Direct Successor Entity”), or any parent company of any Direct Successor Entity (or in the case of multiple parent entities, the parent entity with the largest public market capitalization as of the date of the Fundamental Transaction (the Direct Successor Entity or any such parent entity, the “Successor Entity”), to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(c) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (which approval shall not be unreasonably withheld, conditioned or delayed) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(c) to permit a Fundamental Transaction without the assumption of this Warrant.

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(d)       Dilutive Issuances.

(i)       Adjustment of Applicable Price. If and whenever on or after the Date of Grant, the Company issues or sells, or is deemed to have issued or sold (a “Dilutive Issuance”), any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding Exempted Issuances (as defined below)), for a consideration per share less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale (the “Applicable Price”), then immediately after such Dilutive Issuance the Exercise Price then in effect shall be reduced to an amount equal to the product of (x) the Applicable Price and (y) the quotient determined by dividing (A) the sum of (I) the product derived by multiplying the Applicable Price by the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such Dilutive Issuance, plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (B) the product derived by multiplying the (I) Applicable Price by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. In the event of an adjustment to the Applicable Price pursuant to this Section 4(d), the number of Shares issuable upon exercise of this Warrant shall be adjusted such that the aggregate Exercise Price immediately following such adjustment equals the aggregate Exercise Price immediately prior to such adjustment; provided, that in no event shall the number of Shares issuable upon exercise of this Warrant exceed the Cap Allocation Amount (as defined below) unless Stockholder Approval (as defined below) has been obtained. The Company shall take all necessary action to obtain any and all approvals of its stockholders necessary (pursuant to the rules of The Nasdaq Stock Market LLC (“Nasdaq”) or otherwise) to permit the Company to issue shares of Common Stock upon the exercise of this Warrant in accordance with Nasdaq rules and all applicable laws, without regard to the Cap Allocation Amount (the “Stockholder Approval”). The Company shall not engage in any Dilutive Issuance (including any action that would be deemed a Dilutive Issuance) that would cause this Warrant to be exercisable for a number of shares of Common Stock in excess of the Cap Allocation Amount without first obtaining the Stockholder Approval.

(ii) Adjustments for Options, Convertible Securities and Units. For purposes of determining the adjusted Exercise Price under Section 4(d) above (which, for the avoidance of doubt, the Company expressly agrees shall mean, for all purposes of this Section 4(d), including for purposes of determining whether the Company has issued or sold, or shall be deemed to have issued or sold, any shares of Common Stock for a consideration per share of Common Stock less than a price equal to the Applicable Price), the following shall be applicable:

(1)       Issuance of Options. If the Company in any manner grants, issues or sells any Options (as defined below), other than Options that are solely exercisable for or solely convertible into shares of Common Stock that would constitute Exempted Issuances, and the lowest price per share for which a share of Common Stock is issuable upon the exercise of any such Option (or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of any such Option) (the “Dilutive Option Strike Price”) is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale of such Option for such price per share. For purposes of this Section 4(d)(ii)(1), the “Dilutive Option Strike Price” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock (x) upon the granting or sale of such Option, (y) upon exercise of such Option and (z) upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Security upon the exercise of such Option or upon the actual issuance of such shares of Common Stock upon conversion, exchange or exercise of such Convertible Security.

(2)       Issuance of Convertible Securities. If the Company in any manner grants, issues or sells any Convertible Securities (as defined below), other than Convertible Securities that are solely convertible into or solely exchangeable for shares of Common Stock that would constitute Exempted Issuances, and the lowest price per share for which one share of shares of Common Stock is issuable upon the conversion, exchange or exercise thereof (the “Dilutive Convertible Security Conversion Price”) is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 4(d)(ii)(2), the “Dilutive Convertible Security Conversion Price” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of any such Convertible Security and upon conversion, exchange or exercise of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exchange or exercise of such Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Option for which adjustment of the Exercise Price had been or are to be made pursuant to other provisions of this Section 4(d)(ii)(2), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

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(3)       Change in Option Price or Rate of Conversion. If the purchase, exchange or exercise price provided for in any Option (other than an Option that is exercisable solely for or convertible solely into shares of Common Stock that would constitute Exempted Issuances), the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Security (other than a Convertible Security that is convertible solely into or exchangeable solely for shares of Common Stock that would constitute Exempted Issuances), or the rate at which any such Options or Convertible Securities are convertible into or exchangeable or exercisable for shares of Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price that would have been in effect at such time had such Option or Convertible Security provided for such changed purchase, exchange or exercise price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold, and the number of shares of Common Stock acquirable hereunder shall be correspondingly readjusted. For purposes of this Section 4(d), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 4(d) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(4)       Calculation of Consideration Received. In case any Options are issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction or series of related transactions, (A) the Options will be deemed to have been issued for a consideration equal to the fair value thereof, as determined in a manner consistent with the Company’s valuation of such securities for its financial reporting (the “Option Consideration”), and for purposes of applying the provisions of this Section 4(d), the Option Consideration shall be allocated pro rata among all the shares of Common Stock issuable upon exercise of such Options to determine the consideration per each such share of Common Stock and (B) the other securities will be deemed to have been issued for an aggregate consideration equal to the aggregate consideration received by the Company for the Options and other securities (determined as provided below with respect to each share of Common Stock represented thereby), less the Option Consideration. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options and/or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the fair market value of such securities on the date of receipt of such securities, calculated in a manner consistent with Section 10.2(b). If any shares of Common Stock, Options and/or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within five (5) Business Days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within ten (10) Business Days after the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error, and the fees and expenses of such appraiser shall be borne by the Company.

(iii)       Certain Defined Terms. For purposes of this Section 4(d):

(1)       “Cap Allocation Amount” means, as of any date or time of determination, a number of Shares equal to the difference of (i) [_______], minus (ii) the aggregate number of Shares issued upon exercise of this Warrant prior to such date or time (in each case, subject to appropriate adjustment for any stock split, stock dividend, stock combination or similar event that increases or decreases the number of outstanding shares of Common Stock). In the event that the Holder shall sell or otherwise transfer this Warrant (in whole or in part), the Cap Allocation Amount applicable hereto immediately prior to such transfer shall be allocated to the Warrant acquired by the transferee as shall be determined by the Holder and such transferee.

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(2)       “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 4(d)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable or convertible at such time, but excluding any Common Shares owned or held by or for the account of the Company or issuable upon exercise of the Warrants.

(3)       “Convertible Security” means capital stock, indebtedness or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

(4)       “Exempted Issuances” means: (i) shares of Common Stock issued or issuable pursuant to a dividend or distribution in respect of which an adjustment to the Exercise Price and the number of Shares is made pursuant to Section 4(a) or 4(b); (ii) shares of Common Stock issued or issuable upon exercise or conversion of any Option or Convertible Security outstanding as of the date hereof (but without giving effect to any amendment or modification thereof that changes the exercise price, conversion price, conversion rate or similar term of any such security or that increases the number of shares of Common Stock directly or indirectly issuable upon the exercise, conversion or exchange thereof); (iii) shares of Common Stock issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to an equity incentive plan approved by the board of directors of the Company; (iv) shares of Common Stock issued, directly or indirectly, pursuant to the Loan Agreement; (v) shares of Common Stock or Convertible Securities issued or issuable in connection with any strategic partnership, joint venture or licensing agreement approved by the board of directors of the Company, provided that such agreement is not entered into for the primary purpose of raising capital; (vi) up to 11,802,649 shares (subject to appropriate adjustment for any stock split, stock dividend, stock combination or similar event that increases or decreases the number of outstanding shares of Common Stock) of Common Stock or Convertible Securities issued or issuable as full or partial consideration for the acquisition of any business, assets or technology by the Company; and (vii) shares of Common Stock issued or issuable pursuant to any “at-the-market” offering program established by the Company.

(5)       “Options” means any rights, warrants or options to subscribe for or purchase, directly or indirectly, shares of Common Stock or Convertible Securities.

(e)       Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to Section 4(a) or 4(b), the number of Shares purchasable (or that may become purchasable) hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

5.       Notice of Adjustments. Whenever the Exercise Price or the number of Shares purchasable (or that may become purchasable) hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Shares and setting forth a brief statement of the facts requiring such adjustment.

6.       Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company’s Board of Directors.

7.       Compliance with Securities Act.

(a)       Compliance with Securities Act. The Holder, by acceptance hereof, acknowledges that until such time as this Warrant and the Shares have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, this Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

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“THE OFFER AND SALE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, INCLUDING PURSUANT TO RULE 144 UNDER THE ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(a)(7) OF THE ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4[a](1) AND A HALF SALE.” NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Notwithstanding the foregoing, the Shares (and any certificates or electronic book entries evidencing the Shares) shall not contain or be subject to (and Holder shall be entitled to removal of) any legend restricting the transfer thereof and shall not be subject to any stop-transfer instructions: (A) while a registration statement covering the sale or resale of such Shares is effective under the Act, subject to the Holder’s delivery to the Company of an undertaking that such Holder will only sell or otherwise transfer such shares pursuant to such effective registration under the Act or Rule 144 under the Act, and that if such securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein (the “Undertaking”) (it being agreed that the certifications included in Exhibit A shall be a sufficient Undertaking for purposes of this paragraph), provided that no Holder shall be required to give an Undertaking in respect of Shares as to which a prior Undertaking has been delivered by such Holder and has not been withdrawn by such Holder, or (B) if the Holder provides customary paperwork to the effect that it has sold (or is contemporaneously selling) such Shares pursuant to Rule 144 under the Act, or (C) if such Shares are eligible for sale under Rule 144(b)(1) (without the application of Rule 144(c)(1)) under the Act as set forth in customary non-affiliate paperwork provided by the Holder, or (D) if at any time on or after the date hereof the Holder certifies that it is not an “affiliate” (within the meaning of such term under Rule 144 under the Act) of the Company and has not been such an affiliate of the Company for a period of three months and that the Holder has satisfied a holding period for purposes of Rule 144 (including, for the avoidance of doubt, subsection (d)(3)(ii) thereof) of at least six (6) months, or (E) if such legend is not required under applicable requirements of the Act (including judicial interpretations and pronouncements issued by the staff of the SEC) as determined in good faith by counsel to the Company or as set forth in a legal opinion delivered by Katten Muchin Rosenman LLP or other nationally recognized counsel to the Holder (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the date the registration statement required to be filed pursuant to the Registration Rights Agreement (as defined in the Loan Agreement) has become effective under the Act (the “Registration Effective Date”), or at such other time as any of the Unrestricted Conditions has been satisfied, if required by the Transfer Agent to effect the issuance of the applicable Shares without a restrictive legend or removal of the legend hereunder. If any of the Unrestricted Conditions is met at the time of issuance of any Shares then such Shares shall be issued free of all legends and stop-transfer instructions. The Company agrees that, following the Registration Effective Date or at such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required under this Section 7(a), upon request from the Holder, it will, no later than the earlier of (x) one (1) Trading Day and (y) the number of Trading Days comprising the Standard Settlement Period following the delivery by the Holder to the Company or the Transfer Agent of the Shares issued with a restrictive legend, deliver or cause to be delivered to the Holder or its designee the Shares free from all restrictive and other legends (or similar notations) by crediting the account of the Holder's prime broker with DTC, through its DWAC system. The Company acknowledges and agrees that, if the Holder delivers a certification (in the form included in Exhibit A or otherwise) that it is not an “affiliate” of the Company (as such term is used under Rule 144 under the Act) and has not been such an affiliate for a period of three months, then from and after the delivery thereof, the Holder shall be deemed to have certified that it is not such an affiliate of the Company upon each delivery of a notice of exercise, unless the Holder otherwise advises the Company in writing. For purposes of Rule 144 under the Act and subsection (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Shares issuable upon any exercise of this Warrant pursuant to a Cashless Exercise shall be deemed to have been acquired, and the holding period thereof shall be deemed to have commenced, on the Date of Grant. The Holder, by acceptance hereof, acknowledges and agrees that the removal of any restrictive legends from any securities as set forth in this Section 7(a) is predicated upon the Company’s reliance that the Holder will sell such securities pursuant to either the registration requirements of the Act or an exemption therefrom, and that if such securities are sold pursuant to a registration statement, they will be sold while such registration statement is effective and available for resales of such securities, in compliance with the plan of distribution set forth therein. The Company and its counsel and transfer agent shall be entitled to rely on the foregoing agreement and/or such certificate of each Holder in issuing instructions letters and opinions.

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(b)       Applicability of Restrictions. Neither any restrictions contained herein nor of any legend described in this Warrant shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company, (ii) to a partnership of which the Holder is a partner or to a limited liability company of which the Holder is a member, (iii) to any affiliate of the Holder if the Holder is a corporation, (iv) notwithstanding the foregoing, to any corporation, company, limited liability company, limited partnership, partnership, or other person managed or sponsored by Horizon Technology Finance Corporation (“HRZN”) or in which HRZN has an interest, (v) or to a lender to the Holder or any of the foregoing; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original Holder hereof; and provided, further that such transfer does not violate the registration requirements of the Securities Act.

8.       Rights as Stockholders; Information. Except as expressly provided in Section 4, no Holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the Holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

9.       Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant (or issue any Shares thereupon), and the Holder shall not have the right to exercise any portion of this Warrant or acquire Shares pursuant to Section 2 or otherwise, to the extent that after giving effect to such exercise as contemplated by the applicable Exercise Notice, the Holder, together with the Holder’s Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares beneficially owned by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein), would beneficially own in excess of 4.9% of the total number of Common Shares then issued and outstanding (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation shall not apply to the extent that the Common Stock is deemed not to constitute an “equity security” pursuant to Rule 13d-1(i) under the Exchange Act. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage beneficially owned by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act; provided that, for avoidance of doubt, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant pursuant to the applicable Exercise Notice with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) exercise of the remaining, unexercised portion of this Warrant, and (B) exercise, exchange or conversion of the unexercised, unexchanged or unconverted portion of any other securities of the Company subject to a limitation on conversion, exchange or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its Affiliates. For purposes hereof, the Holder may rely on the number of outstanding shares of Common Stock as set forth in the Company’s most recent annual report filed with the SEC, or any report filed by the Company with the SEC subsequent thereto, in each case, unless the Company has confirmed to the Holder the number of Shares of Common Stock outstanding as provided in the next sentence (in which case the Holder may rely upon such confirmation). Upon the written request of the Holder, the Company shall, within two (2) Trading Days, confirm in writing to the Holder the number of shares of Common Stock then outstanding. Each delivery of an Exercise Notice by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that the issuance of the full number of Shares of Common Stock requested in such Exercise Notice is permitted under this paragraph. In any case, the number of outstanding shares shall be determined after giving effect to the actual conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, a Holder of this Warrant may from time to time decrease the Beneficial Ownership Limitation to any lower percentage specified in such notice, and any such decrease shall not affect any partial exercise of this Warrant that is effected prior to the date of such notice.

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10.       Additional Rights.

10.1       Acquisition Transactions. To the extent not previously disclosed in a report filed by the Company with the SEC, the Company shall provide the Holder with at least seven (7) days’ written notice prior to closing thereof of the terms and conditions of any Fundamental Transaction.

10.2       Cashless Exercise (Net Issuance).

(a)       Cashless Exercise. In addition to and without limiting the rights of the holder under the terms of this Warrant, if on any Exercise Date occurring after the Registration Deadline (as defined in the Registration Rights Agreement) for the Registration Statement (as defined in the Registration Rights Agreement) required to be filed pursuant to Section 2(a)(i) of the Registration Rights Agreement a Registration Statement covering the resale of all of the Shares shall not be effective and available for the resale of the Shares, then in lieu of paying the Exercise Price in cash in connection with any exercise of this Warrant (in whole or in part), the Holder shall have the right to exercise this Warrant on a cashless basis (a “Cashless Exercise”) by making an appropriate notation on the applicable notice of exercise. Upon any exercise of this Warrant in which the Holder elects a Cashless Exercise, the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock as is determined according to the following formula:

Where: X = the number of Shares that shall be issued to the Holder or its designee

Y =	the number of Shares with respect to which the Warrant is being exercised

A =	the fair market value of one share of Common Stock as of the Exercise Date

B =	the Exercise Price (as adjusted to the date of such calculation).

No fractional shares shall be issuable upon a Cashless Exercise, and, if the number of shares to be issued, as determined in accordance with the foregoing formula, is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Exercise Date.

(b)       Determination of Fair Market Value. For purposes of this Warrant, “fair market value” of a share of Common Stock as of a particular Exercise Date or other date of determination (the “Determination Date”) shall mean:

(i)       the arithmetic average of the Volume Weighted Average Price (as defined below) of the Common Stock on each of the five (5) consecutive Trading Days ending immediately prior to the Determination Date (or, for the avoidance of doubt, for purposes of the determination of the fair market value in the case of an exercise of this Warrant, or any other event, occurring on a Trading Date after the end of regular trading hours on the applicable exchange or trading market, ending on such Determination Date). In the event that a stock split, stock dividend, stock combination or other event that would result in an adjustment pursuant to Section 4(a) or Section 4(b) is consummated during any period for which the arithmetic average of the Volume Weighted Average Prices is to be determined, the Volume Weighted Average Price for all Trading Days during such period prior to the effectiveness of the event shall be appropriately adjusted to reflect such event; or

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(ii)       if the fair market value of a share of Common Stock cannot be calculated in accordance with clause (i) (or the definition of Volume Weighted Average Price) the fair market value of a share of Common Stock shall be the fair market value of a share of Common Stock as mutually determined in good faith by the Company and the Holder.

For purposes hereof, “Volume Weighted Average Price” means, with respect to a share of Common Stock as of any date, the volume weighted average sale price on the principal United States exchange or market on which the Common Stock or such security is then being traded as reported by, or based upon data reported by, Bloomberg, LP (or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by the Holder and the Company) (“Bloomberg”), or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security on the OTCQX Market, the OTCQB Market or Pink Open Market of OTC Markets Group (or, in each case, any successor to such market).

(c)       Events of Failure. The Company understands that any Event of Failure (as defined below) could result in economic loss to the Holder. If any Event of Failure occurs, as compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder an amount, payable in cash (“Failure Payments”), equal to 18% per annum (or the maximum rate permitted by applicable law, whichever is less) of (i) in the case of a Delivery Failure or a Legend Removal Failure, the fair market value of the Shares issuable upon exercise of this Warrant, (which shall be deemed to include all Shares as to which such Delivery Failure or Legend Removal Failure relates, whether issued or issuable hereunder) and (ii) in the case of a Fundamental Transaction Failure, the Black-Scholes Value, in each case, as of the date of such Event of Failure, which amount shall accrue daily (and be compounded monthly) from the date of such Event of Failure until the Event of Failure is cured. For purposes of clarification, it is agreed and understood that Failure Payments shall continue to accrue following any Event of Failure until the applicable Failure Amount is paid in full. The Failure Payments for each Event of Failure shall be paid on or before the fifth (5th) Trading Day of each calendar month following the calendar month in which such Failure Payments accrued. Nothing herein shall limit the Holder’s right to pursue actual damages (to the extent in excess of the Failure Payments) for the Company’s Event of Failure, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief). Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thereby refunded to the Company. For purposes hereof:

“Delivery Failure” means the Company fails to deliver Shares to the Holder within any applicable Delivery Period (other than due to the Beneficial Ownership Limitation);

“Event of Failure” means the occurrence of any of the following: (i) a Delivery Failure occurs and remains uncured for a period of more than ten (10) days; (ii) a Legend Removal Failure occurs and remains uncured for a period of more than ten (10) days; or (iii) the Company breaches any of its obligations under Section 4(c) in respect of a Fundamental Transaction (a “Fundamental Transaction Failure”).

“Legend Removal Failure” means the Company fails to issue the Shares without a restrictive legend, or fails to remove a restrictive legend, when and as required under Section 7(a) hereof.

11.       Representations and Warranties. The Company represents and warrants to the Holder of this Warrant as follows:

(a)       This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

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(b)       The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from preemptive rights.

(c)       A true and correct copy of the Company’s Articles of Incorporation, as amended through the Date of Grant has been provided to Holder (the “Charter”). The rights, preferences, privileges and restrictions granted to or imposed upon the classes and series of the Company’s capital stock and the holders thereof are as set forth in the Charter.

(d)       The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

(e)       There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

12.       Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

13.       Notices. All notices, requests, claims, demands and other communications required or permitted to be given under this Warrant shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following respective addresses (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 13):

If to the Holder:

ROHO Capital Opportunity Fund LLC
312 Farmington Avenue

Farmington, CT 06032

Attention: Legal Department
Ph: [***]

Email[***]

And

ROHO Capital Opportunity Fund LLC

c/o ROTH Capital Partners, LLC

2340 Collins Ave, Suite 402

Miami Beach, FL 33139

Attn: [***]

Email: [***]

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With a copy to (which copy alone shall not constitute notice):

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, IL 60661

Attention: Scott Lyons and Jonathan Weiner

Email: scott.lyons@katten.com and jonathan.weiner@katten.com

If to the Company:

NeoVolta, Inc.

12195 Dearborn Place

Poway, CA 92064
Attention: Jing Nealis, Chief Financial Officer
Email: jing@neovolta.com

With a copy to (which copy alone shall not constitute notice):

ArentFox Schiff LLP

1717 K Street NW

Washington, DC 20006

Attention: Cavas Pavri

E-mail: cavas.pavri@afslaw.com

14.       Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

15.       Lost Warrants or Stock Certificates. The Company covenants to the Holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

16.       Descriptive Headings. The descriptive headings of the various Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

17.       Governing Law. This Warrant, and any claim, controversy or dispute arising hereunder, shall be governed by, and construed and enforced in accordance with, the laws of the state of New York, without giving effect to any conflict of laws rules or principles that would result in the application of the laws of any other jurisdiction. The Company, and by accepting this Warrant, the Holder hereby submits to the non-exclusive jurisdiction of the courts of the state of New York sitting in New York City, New York and of the Federal courts located in county of New York in the state of New York. Each of the Company and, by its acceptance of this Warrant the Holder, hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of any of the loan documents or any of the transactions contemplated therein, including contract claims, tort claims, breach of duty claims, and all other common law or statutory claims.

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18.       Survival of Representations, Warranties and Agreements. All representations and warranties of the Company contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the Holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

19.       Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the Holder (in the case of a breach by the Company), or the Company (in the case of a breach by the Holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

20.       No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

21.       Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

22.       Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

23.       Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Signature Page Follows]

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The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

NEOVOLTA, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO COMMON STOCK WARRANT]

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EXHIBIT A

NOTICE OF EXERCISE

To: NeoVolta, Inc. (the “Company”)

Reference is hereby made to the Company Warrant to Purchase Shares of Common Stock, No. [__] (the “Warrant”). Capitalized terms used and not otherwise defined in this Notice of Exercise have the meanings given to them in the Warrant.

The undersigned hereby exercises the Warrant with respect to the number of shares of Common Stock set forth below.

Check the applicable box:

□ The undersigned is exercising the Warrant with respect to [_______] shares of Common Stock pursuant to a Cashless Exercise, and directs that the aggregate Exercise Price with respect to such shares be satisfied in full through a Cashless Exercise in accordance with the provisions of the Warrant applicable to such Cashless Exercise.

□ The undersigned is exercising the Warrant with respect to [__________] shares of Common Stock pursuant to a cash exercise. [IF APPLICABLE: The undersigned hereby encloses, or has delivered by wire transfer to an account designated by the Company, $____ as payment of the aggregate Exercise Price.]

The undersigned requests that [any stock certificates for such shares be issued free of any restrictive legend, if appropriate,]/[the shares be credited to the Holder’s account with its prime broker by DWAC to the account specified below] [and, if requested by the undersigned, a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below.]

Dated: _______________

Please issue shares of Common Stock in the following name and to the following address:

Issue to (print name):

Email Address:

DTC Details (if applicable):

Address for Stock Certificates (if applicable):

3.       [IF APPLICABLE, THE UNDERSIGNED MAY PROVIDE THE FOLLOWING UNDERTAKING: The undersigned undertakes that it will only sell or otherwise transfer such shares pursuant to such effective registration under the Act or Rule 144 under the Act, and that if such securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.]

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4.       [IF APPLICABLE, THE UNDERSIGNED MAY PROVIDE THE FOLLOWING CERTIFICATION: The undersigned certifies to the Company that it is not an “affiliate” (within the meaning of such term under Rule 144 under the Act) of the Company and has not been such an affiliate of the Company for a period of three months and that the undersigned has satisfied a holding period for purposes of Rule 144 (including, for the avoidance of doubt, subsection (d)(3)(ii) thereof) of at least six (6) months.]

(Signature)

(Date)

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EXHIBIT B

ACCOUNT INFORMATION/WIRE INSTRUCTIONS

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